Consent of Independent Auditors

We consent to the use of our report dated January 3, 1997 on the Statement of Changes in Net Assets and Financial Highlights for the period ended November 30, 1996 of American Century Strategic Asset Allocations, Inc. in the Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A) and related Prospectus filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 33-79482) and under the Investment Company Act of 1940 (Registration No. 811-8532).


                                                            /s/Ernst & Young LLP

Kansas City, Missouri
March 26, 1998